                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 29, 2008

                       NATIONAL BEEF PACKING COMPANY, LLC
             (Exact Name of Registrant As Specified in Its Charter)

         Delaware                   333-111407              48-1129505
(State or other jurisdiction    Commission File Number)   (IRS Employer
     of incorporation)                                    Identification No.)

               12200 North Ambassador Drive, Kansas City, MO 64163
              (Address of Principal Executive Office and Zip Code)

       Registrant's telephone number, including area code: (800) 449-2333

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On February 29, 2008, National Beef Packing Company, LLC (the "Company"),
JBS S.A. ("JBS"), U.S. Premium Beef, LLC ("USPB"), the Company's majority owner, and the other holders of membership interests in the Company, including NBPCO
Holdings, LLC ("NBPCO") and parties controlled by three executive officers, John
R. Miller, Timothy M. Klein and Scott H. Smith, entered into a Membership
Interest Purchase Agreement (the "Agreement"). Under the Agreement, JBS will acquire all of the outstanding membership interests of the Company (including the membership interests issuable pursuant to deferred equity incentive compensation agreements with the Company's Chief Executive Officer and Chief
Operating Officer) for a combination of approximately $465 million cash and $95 million in common stock of JBS (the "Purchase Price").

     Pursuant to the Agreement, at closing USPB and certain other members of the
Company will receive their proportionate share of the Purchase Price with 80% to be paid in cash and 20% to be paid in shares of common stock of JBS (the "JBS
Stock"), which will be freely transferable on the Novo Mercado segment of the
BOVESPA stock exchange in Brazil. The number of shares of JBS Stock will be determined based on its volume weighted average closing price during the 20 trading days prior to closing, subject to certain adjustments. Certain members of the Company have elected to receive or, under certain circumstances, have the right to receive their portion of the Purchase Price entirely in cash. If JBS is unable to deliver JBS Stock on an unencumbered and freely transferable basis at closing, the sellers may still demand to close, but be paid entirely in cash.

     Consummation of the Agreement is subject to customary conditions, including approval of the Agreement by the members of USPB and the shareholders of JBS and the expiration or termination of the applicable waiting periods under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 and possible approvals by certain foreign jurisdictions.

     The Company and the sellers have made customary representations and warranties in the Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the sellers and the
Company from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances to permit the board of directors of USPB to comply with its fiduciary duties. USPB and NBPCO have agreed to certain covenants not to compete for up to five years, subject to certain permitted transactions. Mr. Miller and Swift & Company ("Swift"), an affiliate of
JBS,expect to enter into a consulting agreement in which Mr. Miller would assist with the transition after closing.

     The Agreement contains certain termination rights and provides that under certain circumstances, JBS or the Company may be required to pay the members of the Company or JBS, respectively, a termination fee of $25 million plus certain costs, including certain circumstances in which JBS does not confirm its financing on or after March 31, 2008. The members of the Company have agreed to indemnify JBS for certain losses that may occur in connection with a material breach or inaccuracy of certain representations and warranties. The

                                       2

parties have agreed on the payment of certain fees and expenses, including those related to antitrust filings and compliance.

     The Agreement contemplates that a number of other agreements will be entered contemporaneously with the execution of the Agreement that will not take effect until closing:

     o    A management agreement between Mr. Klein and Swift employing Mr. Klein as the President and Chief Operating Officer of the North American
          beef operations of JBS, which include certain operations of Swift;

     o    A Cattle Purchase and Sale Agreement between the Company, USPB and
          Swift in which the Company and Swift agree to purchase approximately
          735,000 head of cattle annually, subject to adjustment, and delivered through USPB at an agreed upon pricing grid for a minimum of 5 years, subject to termination for specific reasons; and

     o    A raw materials supply agreement between JBS and NBPCO or its affiliate.

     The parties agreed that the Company's Limited Liability Company Agreement will be amended at closing to reflect that the Company will then be owned by a single member.

     The Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to bondholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.
For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein reference. On March 4, 2008, USPB and the Company jointly issued a press release announcing that they had entered into the Agreement as discussed above.
A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.01(b).  Changes in Control of Registrant.

     The discussion under Item 1.01 is incorporated herein by reference.

                                       3

Item 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits. The following exhibits are filed pursuant to Item 9.01.

     2.1  Membership Interest Purchase Agreement dated as of February 29, 2008, among JBS S.A.; National Beef Packing Company, LLC; U.S. Premium Beef,
          LLC; French Basin Land and Cattle Co., LLC; TKK Investments, LLC; S-B
          Enterprises V, LLC; TMKCO, LLC; John R. Miller; Timothy M. Klein and
          NBPCO Holdings, LLC.

     99.1 Press Release dated March 4, 2008.

                                       3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    National Beef Packing Company, LLC
Date:  March 4, 2008

                                    By:  /s/ Jay D. Nielsen
                                         ---------------------------------------
                                         Jay D. Nielsen, Chief Financial Officer

                                       4